FS Dec 31 2002

Stream Communications Network, Inc.

Consolidated Financial Statements

For the year ended December 31, 2002

Stream Communications Network, Inc.
Consolidated Balance Sheets
As of December 31
(in Canadian dollars)

		2002	2001

ASSETS
Current Assets
Cash and cash equivalents		$394,234	$215,273
Accounts receivable		221,346	192,633
Inventory		14,373	25,307
Prepaid expenses and advances		74,330	107,083
		704,283	540,296

Net assets of discontinued operations (note 5)		-	2,270,958
Deposits		188,493	3,670,742
Property, plant and equipment (note 6)		9,201,575	7,193,088
Intangibles - (note 7)		5,469,354	2,281,795
Deferred charges - (note 8)		2,019,261	265,616
		$17,582,966	$16,222,495
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities (note 9)		$4,611,418	$1,611,039
Deferred revenue		187,672	58,660
Current portion of long-term debt (note 10)		108,825	104,653
		4,907,915	1,774,352

Long-term debt (note 10)		52,975	146,195
Non-controlling interest		888,259	926,458
		5,849,149	2,847,005

SHAREHOLDERS' EQUITY
Capital stock
Authorized
150,000,000 common shares of no par value
Issued and fully paid (note 11)		31,229,685	26,110,367
Contributed surplus		96,041	96,041
Warrants (note 11)		2,740,669	4,087,070
Cumulative translation account		1,437,814	863,202
Deficit		(23,770,392)	(17,781,190)
		11,733,817	13,375,490

		$17,582,966	$16,222,495

Nature of operations & going concern (note 1)
Commitments (note 12)
Subsequent event (note 16)

signed by "Stan Lis"	signed by "Casey Forward"
President	Chief Financial Officer
Stream Communications Network, Inc.
Consolidated Statements of Operations and Deficit
(in Canadian dollars)

	Year ended December 31, 2002	Two months ended December 31, 2001	Year ended October 31, 2001

Revenues	$3,736,716	$639,871	$2,079,504

Expenses
Administration	2,238,929	499,071	2,235,352
Wages and benefits	1,591,776	390,752	932,849
Programming	757,375	197,561	353,071
Telecommunications costs	711,284	144,129	314,701
Occupancy costs	303,208	12,000	228,353
Sales and marketing	214,847	47,287	147,622
	5,817,419	1,290,800	4,211,948
Loss before undernoted items	(2,080,703)	(650,929)	(2,132,444)

Amortization of property, plant and equipment	906,972	75,811	553,914
Amortization of intangibles and goodwill	284,064	17,453	50,665
	1,191,036	93,264	604,579
Loss before other items	(3,271,739)	(744,193)	(2,737,023)
Other items
Interest income	(28,107)	(8,735)	(49,032)
Financial expenses	438,137	69,842	32,042
Write-down of deposits	-	-	409,783
Gain on disposal of assets	-	-	(6,170)
	410,030	61,107	386,623
Loss from continuing operations before future income taxes and non-controlling interest	(3,681,769)	(805,300)	(3,123,646)

Future income tax recovery	-	-	640,691

Loss from continuing operations before non-controlling interest	(3,681,769)	(805,300)	(2,482,955)

Non-controlling interest	55,444	31,809	181,336

Loss from continuing operations	(3,626,325)	(773,491)	(2,301,619)
Loss from discontinued operations (note 5)	(2,362,877)	(267,198)	(2,231,941)
Loss for the period	(5,989,202)	(1,040,689)	(4,533,560)

Deficit, beginning of period	(17,781,190)	(16,740,501)	(12,206,941)

Deficit, end of period	$(23,770,392)	$(17,781,190)	$(16,740,501)

Loss per share, basic and diluted
Continuing operations	$(0.13)	$(0.04)	$(0.11)
Discontinued operations	$(0.08)	$(0.01)	$(0.10)
Basic and diluted loss per share	$(0.21)	$(0.05)	$(0.21)

Weighted average number of shares
Basic and diluted	28,023,911	22,163,416	21,837,002

Stream Communications Network, Inc.
Consolidated Statements of Cash Flows
(in Canadian dollars)

	Year ended December 31, 2002	Two months ended December 31, 2001	Year ended October 31, 2001

Operating Activities
Loss from continuing operations	$(3,626,325)	$(773,491)	$(2,301,619)
Items not involving cash
Amortization	1,191,036	93,264	604,579
Non-controlling interest	(55,444)	(31,809)	(181,336)
Write-down of deposits	-	-	409,783
Gain on disposal of assets	-	-	(6,170)
Stock-based compensation	-	23,548	72,493
Future income tax recovery	-	-	(640,691)
Changes in non-cash working capital items
Accounts receivable	20,321	113,980	511,032
Inventory	13,873	1,403	(2,586)
Prepaid expenses and advances	68,960	507	(60,105)
Accounts payable and accrued liabilities	954,333	484,502	694,626
Issuance of shares for issue costs	-	-	(35,770)
Deferred revenue	119,415	(14,333)	67,842
Net cash used in operating activities	(1,313,831)	(102,429)	(867,922)
Net cash provided (used) by discontinued operating activities	(173,848)	237,848	(441,570)
Net cash provided (used) by operating activities	(1,487,679)	135,419	(1,309,492)

Financing Activities
Issuance of shares for cash	3,772,917	1,557,095	347,300
Share issue costs	-	(119,043)	(83,273)
Share subscription	-	-	6,983,523
Long-term debt	(91,828)	-	-
Net cash provided by continuing financing activities	3,681,089	1,438,052	7,247,550
Net cash provided by discontinued financing activities	-	-	-
Net cash provided by financing activities	3,681,089	1,438,052	7,247,550

Investing Activities
Purchase of property, plant and equipment	(312,756)	(124,752)	(940,702)
Purchase of licences	-	-	(42,608)
Proceeds from sale of equipment	-	-	17,190
Acquisition of subsidiary, net of cash acquired	(3,698,554)	-	(1,784,418)
Deposits	3,487,543	(1,067,188)	(2,152,489)
Investment in Stream Poland	-	-	(147,671)
Deferred charges	(1,742,632)	(90,497)	(160,256)
Net cash used in continuing investing activities	(2,266,399)	(1,282,437)	(5,210,954)
Net cash used in discontinued investing activities	-	(332,612)	(535,367)
Net cash used in investing activities	(2,266,399)	(1,615,049)	(5,746,321)

Foreign exchange effect on cash and cash equivalents	251,950	(145,382)	(215,903)

Change in cash and cash equivalents	178,961	(186,960)	(24,166)

Cash and cash equivalents at beginning of period	215,273	402,233	426,399

Cash and cash equivalents at end of period	$394,234	$215,273	$402,233

Supplemental cash flow information (note 3)